  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Folkup Development Inc. of our report dated March 31, 2021 relating to the consolidated financial statements, which appears in Folkup Development Inc.’s consolidated financial statements for the years ended December 31, 2020 and 2019 on Form 10-K filed on March 31, 2021.

/s/ JP CENTURION & PARTNERS PLT

Kuala Lumpur, Malaysia

July 19, 2021